Exhibit 10.1

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into by UNIVERSITY CUP LLC, a Delaware limited liability company (“Seller”), and CUPS NUMBER ONE (DE) LLC, a Delaware limited liability company (“Purchaser”), as of January 13, 2014 (the “Effective Date”).

RECITALS:

A.                                Seller owns a fee simple interest in and to certain real property known as 701 Central Avenue, University Park, Illinois, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”).

B.                                 The parties to this Agreement have agreed to the sale and purchase of the Property (as hereinafter defined), of which the Premises are a part, on terms and conditions more particularly set forth in this Agreement.

ARTICLE 1
PURCHASE AND SALE OF PROPERTY.

On the terms and conditions stated in this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following described property (collectively, the “Property”):

1.1                            Land.  The Premises, together with all rights and appurtenances pertaining to the Premises, including, without limitation, all of Seller’s right, title and interest in and to (i) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (ii) all covenants, easements, and privileges pertaining thereto, whether or not of record, and (iii) all access, air, water, riparian, development, utility, and solar rights (collectively, the “Land”).

1.2                            Improvements.  The buildings (the “Buildings”) constructed on the Premises, together with all other improvements and structures constructed on the Premises (collectively, the “Improvements”).

1.3                            Personal Property.  All of Seller’s right, title and interest in and to (specifically excluding any fixtures or personal property owned by the existing tenant under licenses) the following:  (i) to the extent owned by Seller, all mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Improvements; (ii) maintenance equipment and tools, if any, owned by Seller and used exclusively in connection with, and located in or at, the Improvements; (iii) site plans, surveys, plans and specifications, manuals and instruction materials, and floor plans in Seller’s possession which relate to the Land or Improvements; (iv) to the extent owned by Seller, all pylons and other signs situated on or at the Land or Improvements; and (v) other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Land or Improvements as of the date of Closing (as defined in Section 8.1 below) (collectively, the “Personal Property”).  Notwithstanding anything to the contrary in this Agreement, the Personal Property shall not include any of the following: (i) tax deposits, utility deposits and other deposits held by parties other than Seller, except for any transferable deposits assigned to Purchaser, for which Seller is to be reimbursed as herein provided; and (ii) any rights to any Personal Property described in the preceding sentence, including furniture, that bears the name, logo or marks of Seller or any of its affiliates or identifies that the Property was owned by Seller, including, without limitation, any and all signage, including, without limitation, any free-standing or building fascia sign bearing the name, logo or marks of Seller or its affiliates.

1.4                            Lease and Licenses.  Seller’s right, title and interest in (i) the lease with the existing tenant leasing all or any portion of the Improvements (the “Lease”), and (ii) to the extent assignable, Seller’s right, title and interest in all license agreements, occupancy agreements, and other similar agreements with licensees using any portion of the Improvements in effect as of the date of Closing (collectively, the “Licenses”), in each case to the extent the same are in effect as of the Closing Date, a current list of which is attached hereto as Schedule 1.4.

1.5                            Security Deposit                                 .  Seller’s right, title and interest in all security deposits, if any,  held by Seller in connection with the Lease and Licenses and not applied pursuant to the terms thereof, a current list of which is attached hereto as Schedule 1.5.

1.6                            Permits.  Seller’s right, title and interest in all permits, licenses, certificates of occupancy, entitlements and governmental approvals which relate exclusively to the Land or  Improvements, to the extent assignable (collectively, the “Permits”).

1.7                            Intangibles.  Seller’s right, title and interest, if any, in all names, trade names, street numbers, marks, other symbols and general intangibles, which relate exclusively to the Land or the Improvements, to the extent assignable by Seller, other than any of the same that reference University Cup LLC  (collectively, the “Intangibles”).

ARTICLE 2
PURCHASE PRICE AND DEPOSIT.

2.1                            Purchase Price.  The aggregate purchase price for the Property (“Purchase Price”) shall be Eighty Million Six Hundred Fifty Thousand Dollars ($80,650,000.00).  The cash due at Closing from Purchaser on account of the Purchase Price shall be subject to adjustment as set forth in this Agreement.  The Purchase Price shall be payable as follows:

2.1.1                                        Deposit.  Within one (1) Business Day following the Effective Date and as a condition precedent to this Agreement being effective, Purchaser shall deliver to Chicago Title Insurance Company (the “Escrow Agent”), by federal funds wire transfer, a cash deposit in immediately available funds in the amount of  Two Million Dollars ($2,000,000) (together with any interest accrued thereon, the “Initial Deposit”).  On or before the date (such date, the “Additional Deposit Due Date”) that is the first Business Day following the later of (i) expiration or waiver of the Diligence Period (as defined in Section 4.1), or (ii) the date Purchaser is provided with the executed Required Estoppels for each Lease and the executed and acknowledged subordination, non-disturbance and attornment agreements for each Lease, each in the form attached to the Lease made as of November 3,

2004, between Commerce Center Park I, LLC, a Delaware limited liability company, as landlord, and Sweetheart Cup Company Inc., as tenant, Purchaser shall deliver to Escrow Agent, by federal funds wire transfer, a cash deposit in immediately available funds in the additional amount of  Two Million Dollars ($2,000,000) (the “Additional Deposit”).  The Initial Deposit and Additional Deposit are collectively referred to herein as the “Deposit”.   If Purchaser shall fail to deposit the full Deposit with Escrow Agent within the time period provided for above, Seller may at any time prior to Escrow Agent’s receipt of the Deposit, terminate this Agreement by written notice to Purchaser and Escrow Agent as its sole and exclusive remedy, in which case this Agreement shall be null and void, and thereafter neither party shall have any further rights or obligations to the other hereunder, except for those which expressly survive the termination of this Agreement.  Prior to Purchaser’s making the Deposit, Seller, Purchaser and Escrow Agent shall enter into an escrow agreement in the form of Exhibit B attached hereto (the “Escrow Agreement”).  Escrow Agent shall hold the Deposit in accordance with this Agreement and the Escrow Agreement and shall disburse the Deposit to Seller at Closing.  The Deposit is non-refundable unless Purchaser terminates this Agreement in accordance with the express provisions of this Agreement.  Within one Business Day of the Additional Deposit Due Date, Purchaser shall enter into a rate lock agreement with its mortgage lender and shall within one Business Day following such entry provide a copy of such rate lock agreement to Seller.

2.1.2                The balance of the Purchase Price due from Purchaser at Closing (after crediting the Deposit and after application of prorations and adjustments provided for in this Agreement) shall be paid by Purchaser to Escrow Agent by federal funds wire transfer in immediately available funds no later than 10:00 a.m. (Chicago, Illinois time) on the Closing Date and disbursed to Seller at Closing in accordance with Section 8.3.2 hereof and the Escrow Agreement.

ARTICLE 3
TITLE AND SURVEY.

3.1                            State of Title to be Conveyed.  Title to the Property shall be conveyed to Purchaser free from all liens, encumbrances,  encroachments and other exceptions to title except (i) those shown on the Title Commitment or the Survey (as such terms are defined in Section 3.2 below), (ii) the Lease and Licenses, (iii) matters caused by Purchaser or the activities of Purchaser or its agents, employees, consultants, contractors and representatives on the Property, (iv) real estate taxes, sewer rents and taxes, water rates and charges, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Property, including any so-called payments in lieu of taxes, in each case which are a lien but not yet due and payable, subject to proration in accordance with Section 8.5.4 below, (v) applicable zoning and building ordinances and land use regulations and any and all other present and future laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property, and (vi) any additional exceptions to title to which Purchaser has no right to object or that Purchaser has elected to close over as described in Section 3.2 (collectively, the “Permitted Exceptions”).

3.2                            Title Commitment and Survey3.2.1  .  Seller has provided to Purchaser a commitment (the “Title Commitment”) for an ALTA Owner’s Title Insurance Policy (the “Title Policy”)

proposing to insure Purchaser and committing to insure the Land and Improvements in the amount of the Purchase Price, issued by the Chicago office of Chicago Title Insurance Company (the “Title Company”), together with copies of all documents listed in the Title Commitment (collectively, the “Title Documents”).  Seller has also furnished to Purchaser a current plat of survey (the “Survey”) of the Premises.

3.2.1                Purchaser shall have until 5:00 p.m., Chicago, Illinois time on January 16, 2014 (the “Diligence Period”) to object to any matter contained in the Title Commitment, the Title Documents or the Survey (the “Title Objections”).  In the event Purchaser shall timely notify Seller of any Title Objections, Seller shall have the right, but not the obligation, except for Monetary Liens (as hereinafter defined) to cure any Title Objection(s) in its sole and absolute discretion.  Within five (5) Business Days after receipt of Purchaser’s notice of Title Objection(s), with the Closing Date automatically extended, if necessary, to allow for such response period, but in no event beyond the Designated Closing Date without Seller’s approval, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such Title Objection(s).  Failure of Seller to give such notice within said five (5) Business Day period shall be deemed an election by Seller not to cure such Title Objection(s).  If Seller elects or is deemed to have elected not to cure any Title Objection(s) specified in Purchaser’s notice, Purchaser shall have the following options, to be given by written notice to the Seller within two (2) Business Days after Purchaser’s receipt of Seller’s notice electing not to cure such Title Objection(s) (or, if Seller fails to deliver such notice, within two (2) Business Days after the day on which Seller was required to deliver such notice):  (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matters objected to by Purchaser which Seller has elected, or is deemed to have elected, not to cure (which such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (ii) to terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate and the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those matters which expressly survive termination of this Agreement.  In addition, if Seller fails on or prior to Closing to cure or satisfy any Title Objection(s) that Seller has elected to cure or satisfy, then Purchaser may: (a) accept a conveyance of the Property subject to the Permitted Exceptions, specifically including such Title Objection(s) which Seller has failed to cure or satisfy (which such Title Objection(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (b) terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate, the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those matters which expressly survive termination of this Agreement. Notwithstanding the foregoing, any delinquent real property taxes, any deeds of trust, mortgages and, to the extent arising out of the acts of Seller, any mechanic’s liens (specifically excluding liens created by, through and under the tenant) (collectively, “Monetary Liens”), first discovered or disclosed after the Effective Date shall be automatically deemed unpermitted exceptions and Seller shall cause all such Monetary Liens to be removed from record or bonded over on or before the Closing Date.

ARTICLE 4
PURCHASER’S DUE DILIGENCE AND ACKNOWLEDGEMENT.

4.1                            Purchaser’s Due Diligence.  During the period commencing on the Effective Date and ending on or before the expiration of the Diligence Period, Purchaser shall have the right to perform and conduct such examinations and investigations of the Property as Purchaser may desire, which may include, without limitation, examination of all structural and mechanical aspects thereof, review of the Property Information (as hereinafter defined) and making copies of such Property Information, and determining the compliance of the Property with all applicable laws, rules, codes and regulations.  In connection with such examination, Seller shall continue to make available (at reasonable times and places and/or by providing Purchaser access to an online database) for Purchaser’s review the information described therein (collectively, the “Property Information”).  Purchaser acknowledges receipt of the following due diligence items:  Roof Report; Engineering Report; Phase I; Lease; and Tenant Financials.  Notwithstanding anything herein to the contrary, nothing herein shall authorize or permit Purchaser to conduct any environmental sampling, invasive or destructive tests (including, without limitation, tests for mold or radon, boring, drilling and sampling of soils or water) or subsurface or groundwater testing or air quality testing on or relating to the Property (“Environmental Testing”) without Seller’s prior written consent in each instance, which consent may be withheld or denied for any or no reason.

4.1.1                Access.  After the Effective  Date, Seller shall, upon reasonable notice and at reasonable times, make the Property available to Purchaser and its agents, employees, consultants and representatives for such inspections and tests as Purchaser deems appropriate (subject to the last sentence of Section 4.1), at Purchaser’s sole cost and expense.  Purchaser shall provide notice to Seller at least two (2) Business Days prior to any entry onto the Property by Purchaser or Purchaser’s agents, employees, consultants or representatives; in the event that Seller has consented to any Environmental Testing pursuant to the last sentence of Section 4.1 above, Purchaser shall provide notice to Seller at least three (3) Business Days prior to any entry to perform such permitted Environmental Testing.  Seller shall have the right to have a representative present during all or any of Purchaser’s inspections and tests.  Purchaser will use reasonable efforts to minimize interference with Seller’s operations at the Property and the rights of the tenant of the Property, and Purchaser will promptly restore any physical damage caused to the Property by Purchaser’s entry on the Property for inspection purposes at Purchaser’s sole cost and expense, reasonable wear and tear excepted.  Purchaser shall not alter or disturb the Property in any manner and Purchaser shall not permit any mechanics’ liens to be filed against all or any part of the Property.  In the event Purchaser discovers any matter during the course of its investigations and tests which may be reportable under applicable law, Purchaser acknowledges and agrees that it shall not undertake any such reporting (unless required by law), but shall notify Seller immediately of any such discovery.  Seller’s prior written consent shall be required prior to any interviews of the tenant of the Property by Purchaser or its agents, employees, consultants and representatives, and Seller shall have the right to have a representative present during all tenant interviews.

4.1.2                Indemnity.  Purchaser hereby agrees to indemnify, defend, and hold harmless Seller, its managers, members, affiliates, and their respective officers, directors, agents, employees, and representatives (collectively, the “Indemnified Parties”) from and against any and all liens, claims, or damages of any kind or nature, including any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys’ fees suffered, incurred, or sustained by any of the Indemnified Parties caused by the entry on the Property by Purchaser or its agents, employees, consultants or representatives or by Purchaser’s investigations of the Property (“Claims”) unless such Claims arise or are caused by Seller’s gross negligence or willful misconduct.  Purchaser will promptly repair all damage to the Property arising from Purchaser’s inspections or tests, including any damage that may have been caused by Purchaser or its agents, employees, consultants or representatives in the conduct of the review, and shall promptly restore the Property substantially to its condition before such inspections and tests.  Notwithstanding anything set forth herein to the contrary, the indemnification and restoration obligations of Purchaser in this Section 4.1.2 shall survive Closing or the earlier termination, for any reason, of this Agreement.  Purchaser shall provide to Seller prior to its or its agents’, employees’, consultants’ or representatives’ entry on the Property certificates of liability insurance insuring Purchaser and Seller in an amount not less than Two Million Dollars ($2,000,000.00).

4.1.3                Termination Rights.

4.1.3.1                            If, on or before the Additional Deposit Due Date, Purchaser gives Seller written notification (the “Termination Notice”) that Purchaser elects not to consummate the purchase of all of the Property in accordance with the terms of this Agreement, this Agreement shall terminate, in which event Purchaser shall be entitled to receive the return of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement.  If Purchaser elects not to give the Termination Notice prior to the expiration of the Diligence Period, this Agreement shall remain in full force and effect.

4.1.3.2                            If Purchaser determines at any time following the Additional Deposit Due Date, but prior to the Closing, that its prospective mortgage lender is unable or unwilling to close on a mortgage loan to Purchaser to finance the purchase of the Property on terms satisfactory to Purchaser in Purchaser’s sole and absolute discretion, then, upon Purchaser giving Seller written notification (also a “Termination Notice”) that Purchaser elects not to consummate the purchase of all of the Property in accordance with the terms of this Agreement, this Agreement shall terminate, in which event (i) Purchaser shall be entitled to receive the return of the Deposit, less Two Hundred Thousand ($200,000) Dollars, and (ii) Seller shall be entitled to receive $200,000 of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement.

4.2                            As Is, Where Is4.2.1        Express Representations.  Except as provided in the express representations and warranties of Seller set forth in Sections 5.1 and 11.1 of this Agreement and except as may be expressly set forth in the documents executed and delivered by Seller at Closing, and subject to the limitations set forth in Sections 5.4 and 10.2 herein (collectively, the “Express Representations”), Seller does not, by the execution and delivery of this Agreement, and Seller shall not, by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to the Property, and all such representations and warranties are hereby disclaimed.

4.2.1                Disclaimed Matters.  Without limiting the generality of the foregoing, other than the Express Representations, Seller makes, and shall make, no express or implied warranty as to matters of zoning, acreage, construction, development, building square footage or size, tax consequences, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Property (collectively, the “Disclaimed Matters”).

4.2.2                No person acting on behalf of Seller is authorized to make, and by execution hereof, Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the Disclaimed Matters except for the Express Representations.  No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller other than the Express Representations will be valid or binding on Seller.

PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH MAY BE CONDUCTED THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES, IF ANY, FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INDOOR AND OUTDOOR ENVIRONMENT AIR QUALITY, WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY FEDERAL, STATE, AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION, HEALTH AND SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDINANCES, ORDERS, REQUIREMENTS OR COMMON LAW, INCLUDING, WITHOUT LIMITATION, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, THE FEDERAL WATER POLLUTION CONTROL ACT, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT, AS AMENDED, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS

AMENDED, THE SAFE DRINKING WATER ACT, AS AMENDED, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, AS AMENDED, THE TOXIC SUBSTANCE CONTROL ACT, AS AMENDED, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING AND ANALOGOUS STATE STATUTES AND REGULATIONS; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS OR TOXIC MATERIALS, SUBSTANCES OR WASTE AT, ON, UNDER, OR ADJACENT TO THE PROPERTY (SUBSECTIONS IX AND X HEREIN COLLECTIVELY REFERRED TO AS, “ENVIRONMENTAL MATTERS”); (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE PROPERTY INFORMATION, THE SURVEY OR THE COMMITMENT; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING, (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) ANY OTHER MATTER.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO PURCHASER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS.  PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT PURCHASER SHALL NOT BE ENTITLED TO RELY ON ANY REPORTS OR OTHER PROPERTY INFORMATION SUPPLIED BY SELLER TO PURCHASER, EXCEPT AS SET FORTH IN THE EXPRESS REPRESENTATIONS.   PURCHASER AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT PURCHASER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION, EXCEPT TO THE EXTENT ARISING OUT OF A BREACH BY SELLER OF A REPRESENTATION OR WARRANTY (SUBJECT TO THE LIMITATIONS SET FORTH IN SECTIONS 5.4 AND 10.2 HEREIN) MADE IN THE EXPRESS REPRESENTATIONS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT,

EMPLOYEE, SERVANT OR OTHER PERSON TO THE EXTENT NOT EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.  PURCHASER REPRESENTS, WARRANTS, AND COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANT TO SELLER SHALL SURVIVE THE CLOSING AND NOT BE MERGED WITH THE DEED, THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS, PURCHASER IS RELYING SOLELY UPON PURCHASER’S OWN INVESTIGATION OF THE PROPERTY.

BY INITIALING BELOW, PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 4.2 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) PURCHASER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 4.2.

PURCHASER’S INITIALS

4.2.3                Waiver.  Without in any way limiting any provision of this Section 4.2, Purchaser specifically acknowledges and agrees that, except with respect to the Express Representations and the obligations of Seller set forth in Section 6.1 of this Agreement, Purchaser hereby waives, releases and discharges any claim it has, might have had, or may have against Seller with respect to (a) the Disclaimed Matters, (b) subject to Article 9 of this Agreement, the condition of the Property as of the Closing Date, (c) the past, present or future condition or compliance of the Property with regard to any federal, state or local law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property, including without limitation those pertaining to Environmental Matters, or (d) any other state of facts that exists with respect to the Property or any of the Property Information.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES.

5.1                            Seller’s Representations and Warranties.  Seller represents to Purchaser, as of the Effective Date, as follows:

5.1.1                Organization.  Seller is duly formed and validly existing under the laws of the jurisdiction of its organization and is qualified to transact business in the jurisdiction where the Property is located.

5.1.2                Authority/Consent.  Seller possesses all requisite power and authority, and has taken all actions required by its organizational documents and applicable law, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated by this Agreement.

5.1.3                Litigation.  To No action, suit or other proceeding (including, but not limited to, any condemnation action) is pending or, to Seller’s knowledge, has been threatened in writing that concerns or involves the Property which would, if determined adversely to Seller, materially and adversely affect the use or value of the Property or affect Seller’s ability to fulfill its obligations under this Agreement.

5.1.4                Bankruptcy.  No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s knowledge, has been threatened in writing, against Seller.

5.1.5                Contracts.  There are no contracts or agreements to which Seller is a party relating to the Property that are currently in effect.

5.1.6                Lease.  To Seller’s knowledge, except for the Lease and Licenses referenced on Schedule 1.4 and leases, licenses, or other occupancy agreements which may be entered into by Seller pursuant to Section 6.1.1 hereof, there are no leases, rental agreements, license agreements or other occupancy agreements currently in effect which will affect the Property after Closing.    To Seller’s knowledge, no default (or facts that with the passage of time or the giving of notice would constitute a default) exists under any Leases and all rent is current.

5.1.7                Violations of Law.  To Seller’s knowledge, except as may be included in the Property Information, there exists no material violation of any federal, state, county or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) which violation remains unresolved and which violation would materially and adversely affect the Property or the operation thereof.

5.1.8                Foreign Person.  Seller is not a “foreign person,” “foreign trust” or “foreign corporation” (as those terms are defined in the Internal Revenue Code of 1986, as amended, and related Income Tax Regulations).

5.1.9                No Conflicts.  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) violate any judgment, order, injunction, or decree to which Seller or the Property is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Seller is a party or by which Seller or the Property is bound.

5.1.10        OFAC.  Neither Seller nor, to Seller’s knowledge, any of its Managers or Members nor any of their respective  employees, officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (“OFAC”), (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and

Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

5.1.11        Documents; Reports.  To Seller’s knowledge, Seller has not modified, altered or removed any financial statements with respect to the Tenant provided by or on behalf of Seller to Purchaser, provided that Purchaser acknowledges that no representation is made by Seller with respect to the accuracy of the complete and unmodified contents of any of the foregoing.

5.2                            Purchaser’s Representations and Warranties.  Purchaser represents to Seller, as of the Effective Date, as follows:

5.2.1                Organization.  Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and, as of the Closing Date, will be qualified to transact business in the jurisdiction where the Property is located.

5.2.2                Authority/Consent. Purchaser possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated in this Agreement.

5.2.3                OFAC.  Neither Purchaser nor any of its equity owners, nor to Purchaser’s knowledge any of their respective employees, officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

5.2.4                No Conflicts.  The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Purchaser is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound.

5.2.5                Bankruptcy.  No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Purchaser’s knowledge, has been threatened in writing, against Purchaser.

5.3                            Knowledge.  For purposes of this Agreement, the phrase “to Seller’s knowledge” means the present, actual knowledge, without independent investigation or inquiry, of Scott M. Stahr (“Seller’s Representative”).  There shall be no personal liability on the part of Seller’s Representative arising out of any representations or warranties made herein or otherwise.

5.4                            Survival.  All of the representations and warranties set forth in this Article 5, as modified pursuant to Section 5.3, shall survive the Closing for a period of six (6) months

(“Survival Period”), subject to the provisions of Article 10 of this Agreement.  Purchaser shall provide Seller with written notice (a “Notice of Breach”) of any alleged breach or failure of any representation or warranty made by Seller and specifying the nature thereof within five (5) Business Days after Purchaser’s discovery of such alleged breach or failure (as defined in Section 3.2.1).  Purchaser shall commence any action, suit, or proceeding with respect to any breach or failure that is the subject of the Notice of Breach, if at all, on or before the expiration of the Survival Period (the “Suit Deadline”).  Seller acknowledges and agrees that the resolution of such action, suit, or proceeding may not occur until after the expiration of the Survival Period and the Survival Period shall be deemed to be tolled with respect to (and only with respect to) any alleged breach or failure of a representation or warranty of which Seller receives a Notice of Breach before the expiration of the Survival Period, provided Purchaser files an action, suit or proceeding with respect thereto prior to the Suit Deadline.  Notwithstanding the foregoing to the contrary, Seller shall have no liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if, and to the extent that, such inaccuracy is disclosed to Purchaser or otherwise included in the Property Information at the time of the Closing, and Purchaser elects, nevertheless, to consummate the transaction contemplated hereby.

ARTICLE 6
COVENANTS OF SELLER PRIOR TO CLOSING.

6.1                            Operation of Property.  From the Effective Date until the Closing, Seller shall operate the Property in accordance with the terms of this Section 6.1.

6.1.1                From the Effective Date until the Closing, Seller shall operate the Property in the ordinary course of business and to the standard that Seller has operated the Property to date, but shall not take any of the following actions without the prior written consent of Purchaser, which consent  shall not be unreasonably withheld, delayed or conditioned and which consent shall be deemed granted in the event that Purchaser fails to respond to a written request for its consent within three (3) Business Days:  (a) make or permit to be made any material alterations to or upon the Property (provided, however, Purchaser’s consent shall not be required for repairs or other work of an emergency nature, as required by law, or under any Lease, provided that Seller shall notify Purchaser of such work as soon as practicable), (b) enter into any contracts for the provision of services and/or supplies to the Property which are not terminable without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, or amend or modify any of the Contracts in any material respect, unless such Contract, as amended, may be terminated without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, (c) enter into any leases, licenses, or other occupancy agreements with respect to the Property or any part thereof, or extend (except pursuant to a provision of the existing Lease or License), terminate or cancel (except in the event of a tenant default), or otherwise amend (except pursuant to a provision of the existing Lease or License) the Lease or Licenses,  (d) remove or permit to be removed any Personal Property except as necessary for repairs or replacements of worn out or obsolete items, or (e) grant any easements or title encumbrances that will affect the Property after the Closing Date.

6.1.2                Notwithstanding the foregoing, Seller shall have no obligation to Purchaser to make or perform any capital repairs or replacements unless required to do so to meet its obligations as landlord under the Lease or by applicable law.

6.2                            Notices.  Promptly after receipt, Seller shall provide Purchaser with true and complete copies of any written notices that Seller receives from any governmental authority with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property or any portion thereof; or (iii) any material violation of any environmental law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property.  In addition, Seller shall deliver or cause to be delivered to Purchaser, promptly upon the giving or receipt thereof by Seller, true and complete copies of any written notices of default given or received by Seller under the Lease or Licenses.

6.3                            Litigation.  Seller will advise Purchaser promptly of any litigation, arbitration proceeding or administrative hearing which is instituted after the Effective Date and which concerns or affects the Property or Seller’s ability to fulfill its obligations under this Agreement, other than any such matters that are covered by Seller’s insurance.

6.4                            Tenant Estoppel.  Seller shall request from the existing tenant under the Lease an estoppel certificate in substantially the form of Exhibit C-1 attached hereto (which is the form prescribed in the existing tenant’s Lease); Lease (the “Tenant Estoppel”) together with a subordination, non-disturbance and attornment agreement in a form to be provided by Purchaser’s mortgage lender.

ARTICLE 7
CONDITIONS PRECEDENT TO CLOSING.

7.1                            Conditions Precedent to Purchaser’s Obligation to Close.  Purchaser’s obligation to purchase the Property is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Purchaser in Purchaser’s sole and absolute subjective discretion:

7.1.1                Tenant Estoppel.  Seller shall have obtained and delivered to Purchaser, on or before the Closing Date, an executed Tenant Estoppels for each Lease from the existing tenant, with such Tenant Estoppels not indicating any material defaults under the applicable Lease or any material inconsistencies with respect to the facts or information set forth in the applicable Lease, except to the extent the same have been disclosed by any of the Seller’s representations and warranties under this Agreement (the “Required Estoppels”), together with the executed and acknowledged subordination, non-disturbance and attornment agreements for each Lease referenced in Section 2.1.1 above.

7.1.2                Delivery of Closing Documents.  Seller shall have delivered each of the Closing Documents required to be delivered under Section 8.2.1 of this Agreement.

7.1.3                Reliance Letters.  Seller shall have provided Purchaser with reliance letters satisfactory to both Purchaser and its mortgage lender with respect to the environmental report, appraisal and property condition report previously delivered to Purchaser and shall have caused the surveyor to have recertified the survey previously delivered to Purchaser to Purchaser and its mortgage lender (in addition to the originally certified parties).  The cost, if any, of such reliance letters / recertification shall be borne by Purchaser.

7.1.4                Covenants, Representations and Warranties.  Seller shall not be in material breach of any of the covenants, representations and warranties it has made in this Agreement.  In addition, there shall not exist any facts or circumstances that would make any of the Seller’s Express Representations untrue in any material respect as of the Closing Date.

7.2                            Conditions Precedent to Seller’s Obligation to Close.  Seller’s obligation to sell the Property is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by Seller, in Seller’s sole and absolute subjective discretion:

7.2.1                Covenants.  Purchaser shall have performed and observed, in all material respects, all covenants of Purchaser under this Agreement.

7.2.2                Representations and Warranties.  All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date

7.2.3                Delivery of Closing Documents and Payment of Purchase Price.  Purchaser shall have delivered each of the Closing Documents required to be delivered under Section 8.3.1 of this Agreement and shall have paid into escrow the balance due of the Purchase Price.

7.3                            Failure of a Condition General.  If any condition precedent to Purchaser’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.1 of this Agreement, has not been satisfied on or before the Closing Date, then Purchaser shall give notice to Seller of the condition or conditions that Purchaser asserts are not satisfied.  If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice (with the Closing Date automatically being extended to accommodate such ten (10) Business Day period, but in no event beyond the Designated Closing Date without Seller’s approval), then Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be returned to Purchaser.  Notwithstanding anything contained herein to the contrary, if any of the conditions precedent to Purchaser’s obligation to close, as set forth in Section 7.1 of this Agreement, are not satisfied within the ten (10) Business Day period specified above and the same are reasonably susceptible of being cured, Seller shall have the right to extend such period in which to satisfy the unsatisfied condition for a period of up to thirty (30) additional days, by giving written notice thereof to the Purchaser and Escrow Agent within the initial ten (10) Business Day period referenced above.  Purchaser shall have the right to waive the unsatisfied condition or conditions by written notice to Seller and Escrow Agent given within five (5) Business Days after expiration of the applicable satisfaction period without satisfaction having occurred, in which event the Closing Date shall be the date that is five (5) Business Days after Seller’s receipt of Purchaser’s waiver notice.  If the Closing Date is extended pursuant to this paragraph, then the Closing Date shall be the date that is the earlier to occur of five (5) Business Days after (a) the date that the unsatisfied condition has been satisfied, or (b) Seller’s receipt of Purchaser’s waiver notice.  It is understood and agreed that the failure of any condition set forth in Section 7.1 hereof that is not reasonably susceptible of being cured within the time allotted shall not constitute a default, breach of a covenant, or other failure to perform by Seller hereunder unless such failed condition was caused by Seller’s willful and intentional actions in violation of its covenants set forth in Section 6.1.1 hereof.

If any condition precedent to Seller’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.2 of this Agreement, has not been satisfied on or before the Closing Date, then Seller shall give notice to Purchaser of the condition or conditions that Seller asserts are not satisfied.  If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice (with the Closing Date automatically being extended to accommodate such ten (10) Business Day period, but in no event beyond the Designated Closing Date without Seller’s approval), then Seller may terminate this Agreement by written notice to Purchaser and Escrow Agent, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be paid to Seller.  Seller shall have the right to waive the unsatisfied condition or conditions by written notice to Purchaser and Escrow Agent given within five (5) Business Days after expiration of the satisfaction period without satisfaction having occurred, in which event the Closing Date shall be the date that is five (5) Business Days after Purchaser’s receipt of Seller’s waiver notice.  Notwithstanding the foregoing or anything set forth herein to the contrary, in no event shall the Closing Date be extended with respect to Purchaser’s failure to fund into escrow the balance of the Purchase Price due at Closing as required under this Agreement, unless expressly agreed by Seller in writing in Seller’s sole and absolute discretion.

7.3.1                Waiver.  If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions subject to the provisions of Sections 5.4 and 10.2 hereof.

ARTICLE 8
CLOSING.

8.1                            Closing Date.  The consummation of the transactions contemplated hereby (the “Closing”) shall be conducted by delivery of documents and funds in escrow to Escrow Agent on February 18, 2014 (the “Designated Closing Date”); TIME BEING OF THE ESSENCE, provided, however, at Purchaser’s election the Designated Closing Date may be changed to an earlier date in order to accommodate Purchaser’s rate lock provided that Purchaser provides Seller at least three (3) Business Days prior notice of such earlier date.  The date that the Closing occurs hereunder, as such date may be extended in accordance with this Agreement, is referred to herein as the “Closing Date”.  Purchaser and Seller agree to finalize and execute all documents necessary for the consummation of the transaction contemplated herein, including, but not limited to, the Settlement Statement (as defined in Section 8.2.1.7), and to deliver all such documents to the Escrow Agent in escrow not later than 5:00 p.m. (Chicago, Illinois time) on the Business Day immediately preceding the Closing Date to ensure the orderly and timely close of escrow and disbursement of all funds necessary for Closing by not later than 1:00 p.m. (Chicago, Illinois time) on the Closing Date.  Notwithstanding the foregoing or anything herein to the contrary, in no event may the Closing Date be extended beyond the Designated Closing Date for any reason, unless pursuant to the exercise of a right of Seller hereunder or otherwise with the express written agreement of Seller, in Seller’s sole and absolute discretion, TIME BEING OF THE ESSENCE.

8.2                            Seller’s Obligations at the Closing.  At the Closing, Seller will do, or cause to be done, the following:

8.2.1                Closing Documents.  Seller shall execute (as applicable), acknowledge (if necessary) and deliver originals of the following documents:

8.2.1.1                            Special Warranty Deed substantially in the form of Exhibit D hereto (the “Deed”);

8.2.1.2                            Bill of Sale, substantially in the form of Exhibit E hereto;

8.2.1.3                            Assignment and Assumption Agreement with respect to the Lease and Licenses, substantially in the form of Exhibit F hereto;

8.2.1.4                            Certificate of Non-Foreign Status, substantially in the form of Exhibit G hereto;

8.2.1.5                            Letters to the existing tenant under the Lease and each licensee under the Licenses, substantially in the form of Exhibit H hereto, notifying tenants and licensees of the conveyance of the Property to Purchaser and advising them that, following the Closing Date, all future payments of rent are to be made to Purchaser or at Purchaser’s direction;

8.2.1.6                            Settlement statement prepared by Escrow Agent showing all of the payments, adjustments and prorations provided for in Section 8.5 of this Agreement or otherwise agreed upon by Seller and Purchaser (the “Settlement Statement”);

8.2.1.7                            Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property;

8.2.1.8                            An Owner’s Affidavit in the form of Exhibit I attached hereto (the “Owner’s Affidavit”).  Seller shall also deliver to the Title Company and Purchaser such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the Deed and the other documents required to be executed by Seller on behalf of Seller; and

8.2.1.9                            The Required Estoppels executed by the Tenant.

8.2.2                Original Property Information Documents.  To the extend in Seller’s possession, Seller will deliver to Purchaser, or make available to Purchaser at the Property or at the office of Seller’s attorney, originals of the Lease and any Licenses.

8.2.3                Costs.  Seller will pay all costs allocated to Seller pursuant to Section 8.5.1 of this Agreement.

8.3                            Purchaser’s Obligations at the Closing.  At the Closing, Purchaser will do, or cause to be done, the following:

8.3.1                Closing Documents.  At Closing, Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:

8.3.1.1                            Assignment and Assumption Agreement with respect to the Lease and Licenses in the form of Exhibit F-1 hereto;

8.3.1.2                            Settlement Statement;

8.3.1.3                            Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property; and

8.3.1.4                            Such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the documents required to be executed by Purchaser on behalf of Purchaser.

8.3.2                Payment of Consideration.  Purchaser shall pay to Escrow Agent a sum equal to the remaining portion of the Purchase Price owed by Purchaser in accordance with Section 2.1.3 of this Agreement.  As part of the Closing under this Agreement, in accordance with this Agreement and the Escrow Agreement, Escrow Agent shall disburse, via federal funds wire transfer of immediately available funds, to an account designated by Seller in a written notice to Escrow Agent delivered prior to the Closing Date, with such notice to contain all information necessary for Escrow Agent to effectuate such transfer, the amount due to Seller as shown on the Settlement Statement.

8.3.3                Costs.  Purchaser will pay all costs allocated to Purchaser pursuant to Section 8.5.1 of this Agreement.

8.4                            Escrow.  The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with Escrow Agent and in accordance with this Agreement and the Escrow Agreement.

8.5                            Costs and Adjustments at Closing.  Seller shall prepare and submit to Purchaser for Purchaser’s review, at least two (2) Business Days prior to the Closing Date, a draft proration statement setting forth the prorations and adjustments contemplated by this Agreement.  Once Seller and Purchaser have agreed on such proration statement, Seller and Purchaser shall submit the same to the Escrow Agent and the Escrow Agent shall prepare the Settlement Statement and submit the same to Seller and Purchaser for their approval on or prior to the Closing Date.

8.5.1                Transaction Expenses.   Any closing or escrow fees of Escrow Agent (except for any closing or escrow fees associated with Purchaser’s financing of the purchase of the Property) shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser.

Seller shall pay (i) all costs and fees for Seller’s representatives and consultants (except as set forth in this Section 8.5.1 below), (ii) all fees and costs associated with delivering title to the Property in the condition required by Article 3 of this Agreement, (iii) State of Illinois, Will County, and University Park transfer taxes for the Deed, (iv) the cost of the Survey, and (v) all costs and fees for title examination, title insurance and related title company charges (including all such costs and fees associated with the issuance of the Title Commitment and the Title Policy (exclusive of the cost of extended coverage and any endorsements desired by Purchaser)).  Purchaser shall pay (or reimburse Seller for) (i) all costs associated with Purchaser’s due diligence studies and investigations of the Property, (ii) all closing, escrow and other costs associated with Purchaser’s financing of its purchase of the Property, including, without limitation, all recording fees and taxes in connection with any security documents, (iii) all recording fees in connection with this transaction, and (iv) all costs associated with any state and local recordation tax, documentary and other taxes and stamps, and any recording fees or mortgage taxes associated with any new mortgage or deed of trust related to Purchaser’s financing of its purchase of the Property.  Subject to Section 14.13 below, Seller and Purchaser shall each pay its respective attorneys’ fees.

8.5.2                Rents.  All rents, percentage rents, common area charges, operating expenses, parking charges and other costs or charges paid by the existing tenant under the Lease and licensees under the Licenses (collectively, “Rents”) shall be prorated as of the Apportionment Time (as defined below), to the extent actually collected by Seller prior to the Closing Date.  Seller shall remit to Purchaser any Rents received by Seller subsequent to Closing which are attributable to periods from and after Closing within two (2) Business Days from Seller’s receipt of such Rents, together with appropriate supporting documentation.  In the event that the scheduled date of Closing is during the last five (5) business days of a calendar month, the Closing shall be adjourned until the Rents for the next calendar month have been paid (and such Rents shall then be correspondingly pro-rated so the Rents for such following calendar month are credited to the Purchaser).  For the avoidance of doubt, as contemplated by the representation set forth in Section 5.1.6, in no event shall Purchaser be required to close if all Rents are not current.  As used herein, the term “Apportionment Time” shall mean 11:59 p.m. Chicago, Illinois time on the date immediately prior to the Closing Date.

8.5.3                Real Estate Taxes.  The 2012 real estate taxes due and payable in 2013 have been paid in full.  Under the Lease, the existing tenant is required to pay the 2013 real estate taxes due and payable in 2014 and real estate taxes due and payable in subsequent years.  Tenant pays the taxing authorities directly.  Accordingly, the real estate taxes shall not be prorated at Closing.

8.5.4                Utilities.  The existing tenant is responsible for payment of all water, sewer, electric, fuel (if any) and other utility charges.  Accordingly, the utility charges shall not be prorated at Closing.

8.5.5                Insurance Policies.  Premiums on insurance policies will not be adjusted.  As of the Closing Date, Seller will terminate its insurance coverage with respect to the Property and Purchaser will affect its own insurance coverage.

8.5.6                Survival.  The provisions of this Section 8.5 shall survive Closing for a period of four (4) months from the Closing Date.

ARTICLE 9
DAMAGE AND CONDEMNATION

9.1                            Damage.  If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage.  Risk of loss for damage to all or any part of the Property by fire or other casualty from the Effective Date through the Closing Date will be on Seller.  Seller covenants and agrees that it shall cause the insurance described in the insurance certificates previously delivered to Purchaser to remain unmodified and in full force and effect through Closing.  Notwithstanding the foregoing, the following provisions set forth the rights and obligations of the parties with respect to any damage to the Property from the Effective Date through the Closing Date.

9.1.1                Minor Damage.  If the cost for repairing such damage is equal to or less than Seven Hundred Thousand Dollars ($700,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the right at Closing to receive a credit for the amount of the deductible plus all insurance proceeds received by Seller prior to the Closing as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property.

9.1.2                Major Damage.  If the cost for repairing such damage is greater than Seven Hundred Thousand Dollars ($700,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the option, exercisable by written notice delivered to Seller and Escrow Agent within five (5) Business Days after Seller’s notice of damage to Purchaser, either (i) to receive at the Closing a credit for the amount of the deductible plus all insurance proceeds received by Seller prior to the Closing as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property; or (ii) to terminate this Agreement.  If Purchaser elects to terminate this Agreement, the Deposit shall be promptly returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination.  If Purchaser fails to notify Seller within such five (5) Business Day period of Purchaser’s intention to terminate this Agreement, then Purchaser shall be deemed to have elected option (i), and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement.

9.2                            Condemnation and Eminent Domain.  If any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any portion of the Property, Seller shall promptly upon obtaining knowledge thereof notify Purchaser thereof (“Taking Notice”).  If the condemnation will not result in a material and adverse effect (as hereinafter defined) on the Property, the parties shall proceed to Closing, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation and/or pay to Purchaser all such awards previously paid.  In the event that such condemnation will result in a material and adverse effect on the

Property, Purchaser shall have the option, which shall be exercised by written notice to Seller and Escrow Agent within five (5) Business Days after its receipt of the Taking Notice, either (i) to terminate this Agreement and receive the prompt return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement (except for any obligations that expressly survive termination), or (ii) to consummate the purchase of the Property without a reduction of the Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation proceeding and/or pay to Purchaser all such awards previously paid.  For the purposes of this Section 9.2, “material and adverse effect” shall mean any reduction in the amount of the rentable square footage of the Buildings, the reduction of more than ten percent (10%) of the Land, or the permanent, material disruption of access to the Property.  Failure to give notice of Purchaser’s election within such five (5) Business Day period shall be deemed an election by Purchaser to proceed to Closing.

ARTICLE 10
REMEDIES AND ADDITIONAL COVENANT

10.1                    Seller Default At or Before Closing.  If Seller fails, in any material respect, to perform any of its obligations or agreements hereunder when performance is required on or prior to the Closing Date, or if any of the Express Representations should be false in any material respect when made and Purchaser shall become aware of same on or prior to the Closing Date and Purchaser shall not have waived its claims with regard to same pursuant to this Agreement, then Purchaser shall give Seller written notice of such breach or default on or prior to the Closing Date and Seller shall have ten (10) Business Days from the date of receipt of such notice to cure such breach or default and the Closing Date shall be extended accordingly (but in no event beyond the Designated Closing Date without Seller’s approval).  If Seller fails to cure such breach or default within such ten (10) Business Day period, then Purchaser, as its sole and exclusive remedy, (i) may terminate this Agreement by notifying Seller and the Escrow Agent thereof, in which event neither party shall have any rights, duties or obligations hereunder other than the obligations and rights set forth herein that expressly survive the termination of this Agreement, and the Escrow Agent shall return the Deposit to Purchaser, (ii) may sue for specific performance of the obligations of Seller hereunder, or (iii) may waive the alleged default and proceed to Closing under this Agreement without adjustment of the Purchase Price, provided, however, if specific performance is not available and Purchaser elects to terminate pursuant to clause (i) above, then, (1) if specific performance is not available because the Seller has conveyed the Premises to another party, then in addition to Purchaser’s right in clause (i) above to have the  Deposit returned to the Purchaser, Purchaser shall be paid by Seller any and all losses and damages (including, but not limited to, the difference between any consideration paid by such other party for the Premises and the Purchaser Price) incurred by Purchaser as a result of Purchaser’s breach, and (2) if specific performance is not available for any other reason, then, in addition to Purchaser’s right in clause (i) above to have the  Deposit returned to the Purchaser, Purchaser shall be paid by Seller the amount of all out-of-pocket costs and expenses Purchaser has incurred in connection with the transaction contemplated herein, capped at $200,000, including, but not limited to all due diligence costs, legal fees, lender fees and deposits.   For the avoidance of doubt, if Purchaser initially elects as its remedy as clause (ii) above, but such remedy is not available, Purchaser may at any time change its election to clause (i) above and be entitled to the additional damages as provided above.

10.2                    Seller Breach After Closing.  If any of the Express Representations should be false in any material respect when made or Seller is in breach or default of any covenant, representation or warranty under this Agreement or any document executed and delivered by Seller at Closing, and Purchaser shall first become aware of same after the Closing Date, then Purchaser shall give Seller written notice of such false Express Representation or breach or default prior to the expiration of the Survival Period and Seller shall have fifteen (15) Business Days from the date of receipt of such notice to cure such breach.  If Seller fails to cure such breach within such fifteen (15) Business Day period, and the actual losses or damages sustained as a result of Seller’s false Express Representations or breach or default exceeds $75,000.00, then Purchaser shall have the right to bring an action against Seller for the actual damages suffered by Purchaser due to such false Express Representation or breach or default, provided that, in no event shall Seller be liable to Purchaser for damages under this Section 10.2 in an aggregate amount in excess of $1,000,000.00.

10.3                    Purchaser Default.  The parties acknowledge and agree that Seller should be entitled to compensation for any detriment suffered if Purchaser fails to consummate the purchase of the Property if and when required to do so under the terms of this Agreement, but agree that it would be extremely difficult to ascertain the extent of the actual detriment Seller would suffer as a result of such failure.  Consequently, if Purchaser fails to consummate the purchase of the Property on the Closing Date or fails to perform any of its other covenants hereunder in any material respect, or otherwise defaults in its obligations hereunder, then Seller shall be entitled to terminate this Agreement by giving written notice thereof to Purchaser and Escrow Agent prior to or on the Closing Date, in which event the Deposit shall be paid to Seller as fixed, agreed and liquidated damages, and, after the payment of the Deposit to Seller, neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination.  Notwithstanding the foregoing, the aforementioned liquidated damages shall not apply to the indemnity provisions attributable to Purchaser under this Agreement.

10.4                    Delivery of Materials.  Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Purchaser shall promptly deliver to Seller all Property Information provided to Purchaser by Seller, including copies thereof in any form whatsoever (including electronic form) along with any and all test results and studies of the Property performed by or on behalf of Purchaser pursuant to Article 4 of this Agreement, unless otherwise directed by Seller and excluding any confidential or proprietary information or financial modeling or attorney work product.  The obligations of Purchaser under this Section 10.4 shall survive any termination of this Agreement.

ARTICLE 11
BROKERAGE COMMISSION.

11.1                    Brokers.  Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction, except for Avison Young (“Seller’s Broker”) and that Seller has not taken any action which would result in any real estate broker’s or finder’s fees or commissions being due and payable to any party other than Seller’s Broker with respect to the transactions contemplated hereby.  Seller will be solely responsible for the payment of Seller’s

Broker’s commission in accordance with the provisions of a separate agreement between Seller and Seller’s Broker.  Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction and that Purchaser has not taken any action which would result in any real estate brokerage or finder’s fees or commissions being due or payable to any party with respect to the transaction contemplated hereby.

11.2                    Indemnity.  Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 11.  Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 11.2 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 12
NOTICES

12.1                    Written Notice.  All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.

12.2                    Method of Transmittal.  All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by Federal Express or a similar nationally recognized overnight courier service, or (iv) by facsimile or electronic mail.  All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

12.3                    Addresses.  The addresses for proper notice under this Agreement are as follows:

As to Seller:	University Cup LLC c/o Fulcrum Asset Advisors, LLC 8725 West Higgins, Suite 805 Chicago, IL 60631 Attn: Scott M. Stahr Fax: (312) 589-6329 Email: sstahr@fulcrumllc.com

With a copy to:	Jonathan E. Rothschild Rothschild, Barry & Myers LLP 55 West Monroe Street Suite 3900 Chicago, IL 60603 Fax: (312) 372-2350 Email: rothj@rbmchicago.com

As to Purchaser:	c/o W.P. Carey Inc. 12221 Merit Drive, Suite 1030 Three Forest Plaza Dallas, TX 75251 Attention: Mr. Gino Sabatini Fax: (214) 661-7441 Email: gsabatini@wpcarey.com

With a copy to:	Reed Smith LLP 599 Lexington Avenue, 29th Fl. New York, New York 10020 Attention: Darren Sharlach, Esq. Fax: 212-521-5450 Email: dsharlach@reedsmith.com

As to Escrow Agent:	Chicago Title Insurance Company 10 South LaSalle Street Suite 3100 Chicago, Illinois 60603 Attention: Linda Tyrrell Facsimile: (312) 223-4857 Email: linda.tyrrell@ctt.com

Either party may from time to time by written notice to the other party designate a different address or addresses for notices.  Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), (iii) or (iv) of this Section 12.3.  Notices given on behalf of a party by its attorneys in the manner provided for in this Article 12 shall be considered validly given.

ARTICLE 13
ASSIGNMENT

13.1                    Assignment.  Except for an assignment by Purchaser as permitted pursuant to this Article, neither party shall have the right to assign this Agreement without the prior written consent of the other, which consent may be granted or withheld in the sole and absolute subjective discretion of the party whose consent has been requested; provided, however, that, Purchaser shall have the right to assign its interest in this Agreement and delegate its duties to an affiliate, so long as such affiliate controls, is controlled by, or is under common control with Purchaser, and provided that (a) such affiliate shall assume, in writing (by execution of an assignment and assumption of this Agreement in form and substance satisfactory to Seller), all of Purchaser’s obligations under this Agreement, and (b) Purchaser shall not be released of any obligations under this Agreement.  If Purchaser so assigns this Agreement to an affiliate, Purchaser shall, at least five (5) Business Days prior to the Designated Closing Date, give the Seller written notice of such assignment (which notice shall include the full legal name and address of the Assignee), together with a copy of the assignment and assumption agreement executed by Purchaser and the assignee.

ARTICLE 14
MISCELLANEOUS

14.1                    Entire Agreement.  This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings.

14.2                    Modifications.  This Agreement may not be modified except by the written agreement of the parties.

14.3                    Gender and Number.  Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

14.4                    Captions.  The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.

14.5                    Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.6                    Controlling Law; Submission to Jurisdiction.  This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Illinois (without reference to conflicts of laws principles).  Any claim, action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in state or federal court located in Cook County, Illinois, and each of the parties hereto hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom in any such claim, action, suit, or proceeding) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit, or proceeding in any such court or that any such claim, action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum.  Subject to applicable law, process in any such claim, action, suit, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court, and such service shall be made by personal service made on such party or by mail sent to such party at the address set forth in this Agreement.  Personal service may be made on such party’s resident agent.

14.7                    Exhibits.  All exhibits, attachments, schedules, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.

14.8                    No Rule of Construction.  Seller and Purchaser have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by both Seller and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement.

14.9                    Severability.  In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to Seller’s obligations to convey the Property and Purchaser’s obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision.

14.10            Time of Essence.  Time is important to both Seller and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.

14.11            Business Days.  “Business Day” means any day on which business is generally transacted by banks in Chicago, Illinois.  If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.

14.12            No Memorandum.  Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

14.13            Attorneys’ Fees and Costs.  In the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and reasonable attorneys’ fees incurred in connection with such action.

14.14            Counterparts and Acceptance of Offer.  This Agreement may be executed in multiple counterparts (which counterparts may be executed by facsimile or PDF), which shall together constitute a single document.  However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained.  An unsigned draft of this Agreement shall not be considered an offer by either party.  Acceptance, for purposes hereof, shall mean that each party is in physical possession of a fully-signed counterpart copy or original of this Agreement.

14.15            Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLER AND

PURCHASER HEREUNDER, SELLER’S OR PURCHASER’S OWNERSHIP OR USE OF THE PROPERTY, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE PROPERTY.

14.16            Confidentiality.  Prior to Closing and in the event the transaction is not consummated for any reason, Purchaser acknowledges and agrees that it will be bound by that certain Confidentiality Agreement dated as of November 19, 2013, from W.P. Carey Inc. in favor of Seller.  Purchaser and Seller, for the benefit of each other, hereby agree that neither of them will release, or cause to be released, to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose, or cause or permit to be publicly announced or disclosed, in any manner whatsoever, (i) the names of Seller and Purchaser respectively, or any of their affiliates or subsidiaries, or (ii) the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto.   Notwithstanding any other provision of this Agreement, the provisions of Section 14.16 shall survive the termination of this Agreement, but shall expressly terminate upon the closing of the sale of the Property.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

SELLER:

UNIVERSITY CUP LLC, a Delaware limited
liability company

By: /s/ Marvin J. Herb
Name: Marvin J. Herb
Title: Manager

PURCHASER:

CUPS NUMBER ONE (DE) LLC, a Delaware limited liability company

By: CPA:18 Limited Partnership, its sole member

By: Corporate Property Associates 18-Global Incorporated, its general partner

By: /s/ Gino Sabatini
Name: Gino Sabatini
Title: Managing Director

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

SCHEDULES AND EXHIBITS

Schedules

Schedule 1.4	–	Lease and Licenses
Schedule 1.5	–	Security Deposits

Exhibits

Exhibit A	–	Legal Description
Exhibit B	–	Escrow Agreement
Exhibit C	–	Form of Tenant Estoppel
Exhibit D	–	Form of Deed
Exhibit E	–	Form of Bill of Sale
Exhibit F	–	Form of Assignment and Assumption Agreement for Lease and Licenses
Exhibit G	–	Form of Certificate of Non-Foreign Status
Exhibit H	–	Form of Tenant Notification Letter
Exhibit I	–	Form of Owner’s Affidavit

SCHEDULE 1.4

LEASE AND LICENSES

A.                                Original Lease

1.                                    Master Lease Agreement dated April 26, 2002 between COMMERCE CENTER PARK I, LLC, as Landlord, SWEETHEART CUP COMPANY INC., as Tenant, and SWEETHEART HOLDINGS INC., as Guarantor

2.                                    Corporate Guaranty of Tenant’s Obligation Under Lease, entered into by SWEETHEART HOLDINGS INC., as Guarantor, for the reliance and benefit of COMMERCE CENTER PARK I, LLC, as Landlord, dated April 26, 2002

3.                                    First Amendment To Lease Agreement dated as of November 3, 2004, by and between UNIVERSITY CUP LLC, as Landlord, SWEETHEART CUP COMPANY INC., as Tenant, and SOLO CUP COMPANY, as Guarantor

B.                                 Expansion Lease

1.                                    Master Lease Agreement dated November 3, 2004 between COMMERCE CENTER PARK I, LLC, as Landlord, SWEETHEART CUP COMPANY INC., as Tenant, and SOLO CUP COMPANY, as Guarantor

2.                                    Corporate Guaranty of Tenant’s Obligation Under Lease, entered into by SOLO CUP COMPANY, as Guarantor, for the reliance and benefit of COMMERCE CENTER PARK I, LLC, as Landlord, dated November 3, 2004

3.                                    First Amendment To Lease dated March 31, 2005, between COMMERCE CENTER PARK I, LLC, as Landlord, SWEETHEART CUP COMPANY INC., as Tenant, and SOLO CUP COMPANY, as Guarantor

Schedule 1.4

SCHEDULE 1.5

SECURITY DEPOSITS

None.

Schedule 1.5

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

THAT PART OF THE SOUTH 14 ACRES OF THE WEST 1/2 OF THE NORTHWEST 1/4 AND ALSO PART OF THE WEST 1/2 OF THE SOUTHWEST 1/4, ALL IN SECTION 9, TOWNSHIP 34 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:  COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 9; THENCE NORTH 89 DEGREES 57 MINUTES 07 SECONDS EAST ALONG THE SOUTH LINE OF SAID NORTHWEST 1/4, 40.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH 00 DEGREES 01 MINUTES 58 SECONDS EAST ALONG THE EAST RIGHT OF WAY LINE OF CENTRAL AVENUE, PER DOCUMENT NO. R95-068877, 462.38 FEET, TO A POINT ON THE NORTH LINE OF THE SOUTH 14 ACRES OF THE WEST 1/2 OF THE NORTHWEST 1/4; THENCE NORTH 89 DEGREES 57 MINUTES 07 SECONDS EAST ALONG THE NORTH LINE OF SAID SOUTH 14 ACRES, 1278.75 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 40 SECONDS EAST ALONG THE EAST LINE OF THE WEST 1/2 OF SAID NORTHWEST 1/4, 462.38 FEET TO THE NORTHEAST CORNER OF THE WEST 1/2 OF SAID SOUTHWEST 1/4; THENCE SOUTH 00 DEGREES 01 MINUTES 29 SECONDS EAST ALONG THE EAST LINE OF THE WEST 1/2 OF SAID SOUTHWEST 1/4 A DISTANCE OF 1406.90 FEET, THENCE NORTH 89 DEGREES 59 MINUTES 59 SECONDS WEST 1279.71 FEET TO A POINT ON THE EAST RIGHT OF WAY LINE OF CENTRAL AVENUE PER DOCUMENT NOS. R95-087160 AND R96-023929; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID EAST RIGHT OF WAY LINE OF CENTRAL AVENUE A DISTANCE OF 1405.79 FEET TO THE POINT OF BEGINNING, IN

WILL COUNTY, ILLINOIS

PARCEL 2:

THAT PART OF THE WEST HALF OF THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 34 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, WILL COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS:  COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHWEST 1/4 OF SAID SECTION 9; THENCE NORTH 89 DEGREES 57 MINUTES 07 SECONDS EAST ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 40.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00  SECONDS WEST ALONG THE EAST RIGHT OF WAY LINE OF CENTRAL AVENUE, PER DOCUMENT NUMBER R95-068877, A DISTANCE OF 1405.79 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89 DEGREES 59 MINUTES 59 SECONDS EAST A DISTANCE OF 1279.71 FEET TO THE EAST LINE OF THE WEST HALF OF SAID SOUTHWEST QUARTER; THENCE SOUTH 00 DEGREES 01 MINUTES 29 SECONDS EAST ALONG SAID EAST LINE A DISTANCE OF 1203.04 FEET TO THE NORTH RIGHT OF WAY LINE OF DRALLE ROAD PER DOCUMENT NUMBER R95-087160 AND R96-023929; THENCE SOUTH 89 DEGREES 49 MINUTES 54 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 1260.22 FEET; THENCE CONTINUING

Exhibit A

ALONG SAID NORTH RIGHT OF WAY LINE, NORTH 45 DEGREES 05 MINUTES 03 SECONDS WEST A DISTANCE OF 28.20 FEET TO THE EAST RIGHT OF WAY LINE OF CENTRAL AVENUE PER DOCUMENT NUMBER R95-087160; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID EAST RIGHT OF WAY LINE A DISTANCE OF 1186.84 FEET TO THE POINT OF BEGINNING.

Exhibit A

EXHIBIT B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), made and entered into this          day of January       , 2014, by and among CUPS NUMBER ONE (DE) LLC, a Delaware limited liability company (“Purchaser”), UNIVERSITY CUP LLC, a Delaware limited liability company (“Seller”), and CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”).

WITNESSETH:

WHEREAS, Purchaser and Seller have entered into a certain Purchase and Sale Agreement dated as of January     , 2014 (as may be amended, hereinafter referred to as the “Contract”), which provides that one or more deposits will be delivered to Escrow Agent to be held and applied by said Escrow Agent in accordance with this Agreement.  Capitalized terms used herein but not defined herein shall have the meanings assigned in the Contract.

NOW, THEREFORE, in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                    Within one (1) Business Day after the Effective Date, Purchaser shall deliver to Escrow Agent, by federal wire transfer, funds in the amount of Two Million Dollars ($2,000,000.00) (the “Initial Deposit”).  On or before the expiration or waiver of the Diligence Period, Purchaser shall deliver to Escrow Agent, by federal funds wire transfer, a cash deposit in immediately available funds in the additional amount of Two Million Dollars ($2,000,000) (the “Additional Deposit”).  The Initial Deposit and Additional Deposit are collectively referred to herein as the “Deposit”.   Escrow Agent hereby agrees to hold, administer, and disburse the Deposit pursuant to this Agreement and the Contract.  Escrow Agent shall invest such Deposit in a segregated, interest-bearing money market account.  In the event any interest or other income shall be earned on such Deposit, such interest or other income become a part of the Deposit and will be the property of the party entitled to the Deposit pursuant to the Contract.  Purchaser’s and Seller’s Federal Identification Numbers are set forth below.  Escrow Agent shall hold and disburse the Deposit, and shall conduct the Closing, and carry out the duties of Escrow Agent, in accordance with this Agreement and as provided in the Contract. The Deposit is non-refundable unless Purchaser terminates this Agreement in accordance with the express provisions of the Agreement.

2.                                    At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom the Deposit are to be disbursed and further setting forth the specific section or paragraph of such Contract pursuant to which the disbursement of the Deposit is being requested, Escrow Agent shall disburse the Deposit pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of the Deposit for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within

Exhibit B

said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of the Deposit.  Purchaser and Seller each hereby agree to send to the other, pursuant to Paragraph 5 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3.                                    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4.                                    Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient, in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Deposit on or before ten (10) days after the Closing Date, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Deposit, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement.  Any such legal action may be brought in a federal or district court in the Cook County, Illinois, or, if such courts do not have jurisdiction as to the parties or matters involved then such court as Escrow Agent shall determine to have jurisdiction thereof.

5.                                    All notices, demands, requests or other communications required or permitted to be given hereunder must be in writing and must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by Federal Express or a similar nationally recognized overnight courier service, or (iv) by facsimile or electronic mail with a confirmation copy delivered by another method set forth in this Section 5.  All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.  The addresses for proper notice under this Agreement are as follows:

As to Seller:	University Cup LLC c/o Fulcrum Asset Advisors, LLC 8725 West Higgins, Suite 805 Chicago, IL 60631 Attn: Scott M. Stahr Fax: (312) 589-6329 Email: sstahr@fulcrumllc.com

Exhibit B

With a copy to:	Jonathan E. Rothschild Rothschild, Barry & Myers LLP 55 West Monroe Street Suite 3900 Chicago, IL 60603 Fax: (312) 372-2350 Email: rothj@rbmchicago.com

As to Purchaser:	c/o W.P. Carey Inc. 12221 Merit Drive, Suite 1030 Three Forest Plaza Dallas, TX 75251 Attention: Mr. Gino Sabatini Fax: (214) 661-7441 Email: gsabatini@wpcarey.com

With a copy to:	Reed Smith LLP 599 Lexington Avenue, 29th Fl. New York, New York 10020 Attention: Darren Sharlach, Esq. Fax: 212-521-5450 Email: dsharlach@reedsmith.com

As to Escrow Agent:	Chicago Title Insurance Company 10 South LaSalle Street Suite 3100 Chicago, Illinois 60603 Attention: Linda Tyrrell Facsimile: (312) 223-4857 Email: linda.tyrrell@ctt.com

Either party may from time to time by written notice to the other party designate a different address or addresses for notices.  Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), (iii) or (iv) of this Section 5.  Notices given on behalf of a party by its attorneys in the manner provided for in this Section 5 shall be considered validly given.

6.                                    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.  Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

Exhibit B

7.                                    Time is of the essence of this Agreement.

8.                                    This Agreement is governed by and is to be construed under the laws of the State of Illinois and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

Exhibit B

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day, month and year first above written.

SELLER:

UNIVERSITY CUP LLC, a Delaware limited
liability company

By:
Name:
Its:

PURCHASER:

CUPS NUMBER ONE (DE) LLC, a Delaware limited liability company

By: CPA:18 Limited Partnership, its sole member

By: Corporate Property Associates 18-Global Incorporated, its general partner

By:
Name:
Title:

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Exhibit B

EXHIBIT C

FORM OF TENANT ESTOPPEL

University Cup LLC (“Landlord”)

c/o Scott M. Stahr

Fulcrum Asset Advisors LLC

8725 West Higgins, Suite 805

Chicago, IL 60631

Ladies and Gentlemen:

The undersigned as Tenant under that certain Lease (the “Lease”), made as of                         , 2004, between Commerce Center Park I, LLC, a Delaware limited liability company, as Landlord, and the undersigned, as Tenant, for Premises located at University Park, Will, County, Illinois, certifies as follows:

1.         Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications to the Lease.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.         The undersigned has commenced occupancy of the Premises, currently occupies the Premises, and the Rent Commencement Date occurred on                                   .

3.         The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.         Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect to the Premises except as follows:

5.         Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord more than thirty (30) days in advance of the date on which those sums become due under the terms of the Lease without the prior written consent of                                         , Landlord’s mortgagee.

6.         Base Rent became payable on                                               .

7.         The Lease Term expires on                                                   .

8.         All conditions of the Lease that Landlord must performed and that are necessary to the enforceability of the Lease have been satisfied and, to the best knowledge and belief of the undersigned, Landlord is not in default in respect of any of its obligations arising under the terms of the Lease, except as provided in the attached Exhibit B.

9.         No rental has been paid more than thirty (30) days in advance of the date on which it became due under the terms of the Lease and no security has been deposited with Landlord except as provided in the Lease.

Exhibit C

10.       As of the date of this certificate, there are no existing defenses or offsets that the undersigned has, which preclude Landlord’s enforcement of the Lease, except as provided in Exhibit B.

11.       All monthly installments of Base Rent have been paid when due through                                   . The current monthly installment of Base Rent is $                              .

The undersigned acknowledges that this certificate may be delivered to Landlord’s prospective mortgagee, a prospective purchaser, or a prospective purchaser’s mortgagee, and acknowledges that it recognizes that, if that delivery occurs, that mortgagee, prospective mortgagee, prospective purchaser or prospective purchaser’s mortgagee will be relying upon the statements contained in this certificate in making the loan or acquiring the Premises, and in accepting an assignment of Landlord’s interest in the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of the Premises.

The undersigned (i) is not presently engaged in nor does it presently permit, (ii) has not at any time in the past engaged in nor permitted, and (iii) has no knowledge that any third person or entity engaged in or permitted any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any radioactive, toxic or hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law, except as follows:                                                                                                                            (if none, so state).

Executed at                                  on the              day of                                     ,           .

“Tenant”:

SWEETHEART CUP COMPANY INC.,
a Delaware corporation

By:
Print Name:
Title:

Exhibit C

EXHIBIT D

This Instrument Prepared By: After Recording Return To:
SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SPECIAL WARRANTY DEED

THE UNDERSIGNED GRANTOR DECLARES:

FOR AND IN CONSIDERATION OF TEN AND NO/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, UNIVERSITY CUP LLC, a Delaware limited liability company (“Grantor”), does hereby GRANT, BARGAIN AND SELL to                                                                             , a                                        (“Grantee”), having an address of                                                                        , and its successors and assigns, FOREVER, the real property located in the City of University Park, County of Will, State of Illinois, and more particularly described in Exhibit A attached hereto and made a part hereof (hereinafter referred to as the “Land”), together with, all and singular, adjacent streets, alleys, rights-of-way, rights, benefits, licenses, interests, privileges, easements, tenements, hereditaments and appurtenances on the Land or in anywise appertaining thereto, and the improvements, structures and fixtures located upon the Land, subject to the “Permitted Exceptions” (i.e., those exceptions to title contained in the title insurance policy delivered to Grantee on or about the date of recording of this Special Warranty Deed).

AND Grantor, for itself, and its successors and assigns, hereby covenants with Grantee that it has not done or suffered to be done, anything whereby the said real property hereby granted is, or may be, in any manner encumbered or charged, except as herein recited, and that Grantor is lawfully seized of said real property in fee simple, subject, however, to the Permitted Exceptions; that Grantor has good right and lawful authority to sell and convey said real property; and hereby warrants the title to said real property and will WARRANT AND DEFEND the same against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise.

ADDRESS OF REAL ESTATE:

PERMANENT TAX IDENTIFICATION NUMBERS:

Exhibit D

IN WITNESS WHEREOF, the undersigned hereby executes this instrument as of the            day of                           , 2014.

GRANTOR:

UNIVERSITY CUP LLC, a Delaware limited
liability company

By:
Name:
Title:

Exhibit D

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

The foregoing instrument was acknowledged before me this        day of                     , 2014, by                               , the                                  of UNIVERSITY CUP LLC, is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument is his free and voluntary, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

Given under my hand and Notarial Seal this            day of                   , 2014.

Print Name:

Notary Public

My Commission expires:

[Intentionally Left Blank - Signature Page to Follow]

Exhibit D

Exhibit A to Special Warranty Deed

(Legal Description)

Exhibit D

EXHIBIT E

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that UNIVERSITY CUP LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to                                       , a                                          (“Purchaser”), its successors and assigns, for its and their own use and benefit, forever, the following personal property presently located on the real estate commonly known as 701 Central Drive, University Park, Illinois (the “Premises”):  (i) to the extent owned by Seller, all mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Premises, (ii) maintenance equipment and tools, if any, owned by Seller and used exclusively in connection with, and located in or at, the Premises; (iii) site plans, surveys, plans and specification, manuals and instruction materials, and floor plans in Seller’s possession which relate to the Premises; (iv) to the extent owned by Seller, pylons and other signs situated on or at the Premises; and (v) other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Premises as of the date hereof (collectively, the “Personal Property”), but excluding (x) tax deposits, utility deposits and other deposits held by parties other than Seller, except for any transferable deposits assigned to Purchaser, for which Seller is to be reimbursed as provided in that certain Purchase and Sale Agreement dated as of January           , 2014, by and between Seller and Purchaser; and (y) any rights to any Personal Property, including furniture, that bears the name, logo or marks of Seller or any of its affiliates or identifies that the Property was owned by Seller, including, without limitation, any and all signage, including, without limitation, any free-standing or building fascia sign bearing the name, logo or marks of Seller or its affiliates.

THE PERSONAL PROPERTY IS CONVEYED WITHOUT RECOURSE TO SELLER IN ITS AS IS, WHERE IS CONDITION AND SELLER HEREBY DISCLAIMS, AND PURCHASER HEREBY WAIVES, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE (WHETHER STATUTORY, EXPRESS OR IMPLIED) WITH RESPECT TO THE PERSONAL PROPERTY BEING TRANSFERRED BY THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the            day of                       , 2014.

SELLER:

UNIVERSITY CUP LLC, a Delaware limited liability company

By:
Name:
Title: Manager

Exhibit E

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION
FOR LEASE AND LICENSES

This ASSIGNMENT AND ASSUMPTION OF LEASE AND LICENSES (this “Assignment”) is made this            day of                     , 2014, by and between UNIVERSITY CUP LLC, a Delaware limited liability company (“Assignor”), and                                                          , a                                          (“Assignee”).

RECITALS

WHEREAS, Assignee and Assignor entered into that certain Purchase and Sale Agreement dated as of January     , 2014 (the “Purchase Contract”), for the purchase and sale of that certain property located at 701 Central Avenue, University Park, Illinois (the “Property”); and

WHEREAS, under the terms and conditions of the Purchase Contract, it is contemplated that Assignor and Assignee enter into this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

AGREEMENTS

1.         Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a)        All leases, subleases, licenses and other occupancy agreements relating to or affecting the Property, together with all guarantees of obligations of tenants and other parties under such leases and agreements, said leases and other agreements being more fully described in Exhibit A attached hereto and hereby made a part hereof (collectively, the “Lease and Licenses”); and

(b)        The current outstanding balance of all security deposits and prepaid rents, together with all interest accrued thereon if payable under the Lease and Licenses or applicable law, as more fully described on Exhibit B hereto but excluding any non-refundable deposits (collectively, the “Security Deposits”).

TO HAVE AND TO HOLD all of the foregoing unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.         Assignee hereby accepts the foregoing assignment of the Lease and Licenses and Security Deposits and does hereby assume all the duties and obligations of Assignor accruing from and after the date hereof under the Lease and Licenses and with respect to the Security Deposits.

Exhibit F

3.         Assignor’s liability under this Assignment shall be subject to the limitations set forth in Sections 5.4 and 10.2 of the Purchase Contract.

4.         The provisions of Sections 14.2, 14.5, 14.6, 14.8, 14.9, 14.13, 14.14, 14.15, and 14.16 of the Purchase Contract are hereby incorporated herein as though recited herein in their entirety.

5.         The obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase Contract.

6.         This Assignment may be executed in multiple counterparts (which counterparts may be executed by facsimile or PDF) which shall together constitute a single document.  However, this Assignment shall not be effective unless and until all counterpart signatures have been obtained.

[Signatures Appear on the Following Page]

Exhibit F

ASSIGNOR:

UNIVERSITY CUP LLC, a Delaware limited liablity company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

Exhibit F

Exhibit A to Assignment and Assumption
for Lease and Licenses

Lease and Licenses

Exhibit F

Exhibit B to Assignment and Assumption
for Leases and Licenses

Security Deposits

None.

Exhibit F

EXHIBIT G

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform                                                 , a                                             , that withholding of tax is not required upon the disposition of a U.S. real property interest by UNIVERSITY CUP LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following:

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.         Transferor’s Tax Identification Number is                                 ; and

3.         The mailing address of Transferor is                                                           .

The undersigned understands that this certification may be disclosed the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit G

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Dated:                                , 2014

SELLER:

UNIVERSITY CUP LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit G

EXHIBIT H

FORM OF TENANT NOTIFICATION LETTER

[DATE OF SALE CLOSING]

HAND DELIVERED

TO:                    Tenant at 701 Central Avenue, University Park, IL

RE:                    701 Central Avenue, University Park, IL
Notification Regarding Change of Ownership

This letter is to notify you as Tenant at 701 Central Avenue, University Park, Illinois (the “Property”), that the Property has been sold by University Cup LLC (“Seller”), to                                                                         , a                                                        (“Purchaser”).  As of the date hereof, your Lease has been assigned by Seller to Purchaser.  From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

TO:
ATTN:
AT:

[PURSUANT TO SEPARATE INSTRUCTIONS TO BE PROVIDED BY PURCHASER]

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter.  Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

[Signatures Appear on the Following Page]

Exhibit H

SELLER:

UNIVERSITY CUP LLC, a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

,
a

By:
Name:
Title:

Exhibit H

EXHIBIT I

CHICAGO TITLE INSURANCE COMPANY

10 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603

STATEMENT REQUIRED FOR THE ISSUANCE OF ALTA OWNERS AND LOAN POLICIES

Commitment No.	Loan No.

Date                                , 2014

To the best knowledge and belief of the undersigned, the following is hereby certified with respect to the land described in the above commitment.

1.               That, except as noted at the end of this paragraph, within the last six (6) months (a) no labor, service or materials have been furnished to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land; (b) nor have any goods, chattels, machinery, apparatus or equipment been attached to the building(s) thereon, as fixtures; (c) nor have any contracts been let for the furnishing of labor, service, materials, machinery, apparatus or equipment which are to be completed subsequent to the date hereof; (d) nor have any notices of lien been received, except the following, if any:

NONE

2.               There are no revolving credit mortgages, line of credit mortgages, home equity loan mortgages, or other voluntary liens or mortgages affecting title, other than those shown on Schedule B of the Commitment, except the following, if any:

NONE

3.               That all management fees, if any, are fully paid, except the following:

NONE

4.               That there are no unrecorded security agreements, leases, financing statements, chattel mortgages or conditional sales agreements in respect to any appliances, equipment or chattels that have or are to become attached to the land or any improvements thereon as fixtures, except the following, if any:

NONE

5.               That there are no unrecorded contracts or options to purchase the land, except the following, if any:

NONE

6.               That there are no unrecorded leases, easements or other servitudes to which the land or building, or portions thereof, are subject, except the following, if any:

NONE

7.               That, in the event the undersigned is a mortgagor in a mortgage to be insured under a loan policy to be issued pursuant to the above commitment, the mortgage and the principal obligations it secures are good and valid and free from all defenses; that any person purchasing the mortgage and the obligations it secures, or otherwise acquiring any interest therein, may do so in reliance upon the truth of the matters herein recited; and that this certification is made for the purpose of better enabling the holder or holders, from time to time, of the above mortgage and obligations to sell, pledge or otherwise dispose of the same freely at any time, and to insure the purchasers or pledgees thereof against any defenses thereto by the mortgagor or the mortgagor’s heirs, personal representative or assigns.

NONE

8.               ~~That, I/we am/are the purchaser(s) or mortgagor(s) of land improved with a residential dwelling not exceeding four units, and no current survey or mortgagee's inspection report has been furnished to or is available to me/us, [DELETE STATEMENT IF NOT APPLICABLE.]~~

The undersigned makes the above statement for the purpose of inducing Chicago Title Insurance Company to issue its owners or loan policy pursuant to the above commitment.

NOTWITHSTANDING THE FOREGOING, THE LIABILITY OF THE UNDERSIGNED IS LIMITED TO ACTS OF THE UNDERSIGNED.  THIS STATEMENT SHALL AUTOMATICALLY EXPIRE SIX (6) MONTHS FROM THE DATE SET FORTH ABOVE.  SELLER’S LIABILITY FOR ANY CLAIMS ASSERTED WITH RESPECT TO THIS STATEMENT IS CAPPED AT THE AMOUNT OF THE OWNER’S TITLE INSURANCE POLICY.

SIGNATURE PAGE FOLLOWS

Exhibit I

Seller or Owner

UNIVERSITY CUP LLC

By:

Name:

Title:

Sworn to before me this        day of                     , 2014.

Notary Public

Exhibit I